Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(88,436,680)
Unrealized Gain (Loss) on Market Value of Futures	(139,553,090)
Dividend Income	24,191
Interest Income	7,287
ETF Transaction Fees	20,000
Total Income (Loss)	$(227,938,292)

Expenses
General Partner Management Fees	$449,246
Tax Reporting Fees	107,514
Brokerage Commissions	100,134
NYMEX License Fee	14,975
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,007
Prepaid Insurance Expense	8,950
SEC & FINRA Registration Expense	4,030
Legal Fees	3,544
Total Expenses	$712,989
Net Income (Loss)	$(228,651,281)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$1,278,266,736
Additions (10,400,000 Units)	364,836,586
Redemptions (8,800,000 Units)	(311,922,752)
Net Income (Loss)	(228,651,281)

Net Asset Value End of Month	$1,102,529,289
Net Asset Value Per Unit (33,800,000 Units)	$32.62

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502